UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2021

Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56254	NA
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B
Salinas, California 93907
(Address of principal executive offices)

(831) 998-8214
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2021, Lowell Farms Inc. (the “Company”) and its subsidiary Lowell SR, LLC (“Purchaser”) entered into a purchase agreement (the “Purchase Agreement”) with C Quadrant LLC (“C Quadrant”), its subsidiary AMAG Holdings LLC (together with C Quadrant, “Sellers”) and Michael Gregory, the majority owner of C Quadrant, pursuant to which, simultaneously with the execution of the Purchase Agreement, Purchaser acquired the real property, improvements and related assets and equity interests described below (the “Acquisition”).

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The information set forth in Items 2.01 and 2.03 below is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to the Acquisition, the Company acquired from Sellers a 10-acre, 40,000 square foot processing facility and related equipment located at 20800 Spence Road, Salinas, California. The facility will be commissioned for the conduct of cannabis drying and midstream processing operations. As part of the Acquisition, Purchaser acquired all of the equity interests in 20800 Spence Rd LLC (“Spence”), which holds the operating permits for the facility. The purchase consideration paid by Purchaser consisted of $9,000,000 in cash and 7,997,520 of the Company’s subordinate voting shares. Prior to the execution of the Purchase Agreement, there were no material relationships between the Company or Purchaser, on the one hand, and Sellers or their affiliates, including Mr. Gregory, on the other.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The cash portion of the consideration for the Acquisition was funded by a mortgage loan from Viridescent Realty Trust, Inc. (“Lender”) to Purchaser pursuant to a Loan Agreement dated as of June 29, 2021 between Lender and Purchaser (the “Loan Agreement”). The mortgage loan, which was made available to Purchaser in a single draw, was in the amount of $9,360,000 and bears interest at 12.5% per annum. The mortgage loan is guaranteed by Indus Holding Company, a subsidiary of the Company that is the direct or indirect owner of all of the Company’s operating assets. The mortgage loan is secured by the facility and the equity interests in Spence.

The mortgage loan will mature on the fifth anniversary of the closing of the Acquisition. Purchaser is required to make monthly payments of interest until the end of the 12th full month following the closing of the Acquisition, monthly payments of principal and interest based on a 10-year amortization schedule beginning with the 13th full month following the closing of the Acquisition and a final payment of the unamortized principal of and accrued interest on the loan, together with an exit fee equal to 1% of the outstanding principal balance of the loan, on the maturity date. Amounts repaid or prepaid may not be reborrowed.

The Loan Agreement contains, among other things, representations and warranties, covenants and events of default customary for facilities of this type. Such covenants include limitations on the incurrence by Purchaser and Spence of additional indebtedness and liens and on changes in the nature of the business conducted by Purchaser and Spence. The Loan Agreement does not include any financial ratio covenants and does not impose operating or financial restrictions on the Company or any of its other subsidiaries.

The Company may prepay the loans in whole or in part at any time, subject to payment of the exit fee and payment of a prepayment premium of (x) during the first year of the term of the mortgage loan, an amount equal all interest that otherwise would be due and payable on the mortgage loan during that year less interest previously paid, (y) during the second year of the term of the mortgage loan, 4% of the principal amount being prepaid and (z) during or after the third year of the term of the mortgage loan, 2% of the principal amount being prepaid. The Loan Agreement does not include any mandatory prepayment requirements.

Under certain conditions, the amounts outstanding under the Loan Agreement may be accelerated. Such events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties, incurrence by Purchaser or Spence of unpermitted indebtedness and liens, bankruptcy, insolvency, material judgments rendered against certain subsidiaries of the Company, including Purchaser, Spence and Indus Holding Company, the transfer of ownership of certain subsidiaries of the Company, including Purchaser, Spence and Indus Holding Company, such that they are no longer controlled by the Company or the transfer of certain subsidiaries of the Company, including Purchaser and Spence, such that they are no longer wholly owned by Indus Holding Company, subject to various exceptions and notice, cure and grace periods.

A copy of the Loan Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference. The issuance of subordinate voting shares in connection with the closing of the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

Item 3.03. Material Modifications to Rights of Security Holders.

The Loan Agreement prohibits Indus Holding Company from making distributions to the Company during an event of default. The Company would be unable to pay cash dividends from any internal source other than cash flow from Indus Holding Company. However, the Company has not declared cash dividends in the past and has no plans to do so in the foreseeable future.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the completion of the Acquisition is being furnished as Exhibit 99.1 pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. Exhibits are listed on the Exhibit Index at the end of this Current Report on Form 8-K. The exhibits required by Item 601 of Regulation S-K listed on such Exhibit Index in response to this Item are incorporated herein by reference.

Exhibit No.	Description
10.1	Purchase Agreement dated as of June 29, 2021 among Lowell SR LLC, Lowell Farms Inc., Michael Gregory, C Quadrant LLC, AMAG Holdings LLC and Michael Gregory, as representative.
10.2	Loan Agreement dated as of June 29, 2021 between Viridescent Realty Trust, Inc. and Lowell SR LLC.
99.1	Press release dated June 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	Lowell Farms Inc.

	By:	/s/ Brian Shure
Name: Brian Shure
Title: Chief Financial Officer